Exhibit 10.1

FIRST AMENDMENT TO LEASE

This is a First Amendment to Lease dated as of August 17, 2021 by and between Bulfinch Square Limited Partnership, a Massachusetts limited partnership (“Landlord”) and Leap Therapeutics, Inc., a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into a Lease (“Lease”) dated November 13, 2018 with respect to certain premises at 47 Thorndike Street, Cambridge, Massachusetts; and

WHEREAS, Tenant wishes to delay by two (2) calendar months the date by which it can given an Election Notice to extend the term of the Lease for the Extended Term; and

WHEREAS, Landlord is willing to agree to such a delay in return for a two-month extension of the Original Term.

NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant agree as follows:

1.Capitalized terms used herein without definition, including in the foregoing recitals, shall have the meanings ascribed to them by the Lease.

2.Notwithstanding Section 2.3 of the Lease, the Election Notice may be given on or before October 30, 2021.

3.	The Original Term shall be extended to expire on June 30, 2022.

4.Annual Fixed Rent for the months of May-June 2022 shall be $444,686.00 per annum (i.e. $37,057.17 for each of such two (2) months).

5.Tenant warrants and represents that it has dealt with no broker in connection with this First Amendment to Lease, and that in the event of any brokerage claims or liens against Landlord or the Property predicated on dealings with Tenant, Tenant agrees to defend the same and to indemnify and hold Landlord harmless from any such claim and to discharge any such lien.

6.Except as herein amended the Lease is ratified and affirmed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the date first set forth above.

LANDLORD:

Bulfinch Square Limited Partnership

By:	Courthouse Associates, Inc., its general partner

	By:	/s/ Kenneth Krozy
Kenneth Krozy
Vice President

TENANT:

Leap Therapeutics, Inc.

By:	/s/ Douglas E. Onsi
	Name	Douglas E. Onsi
	Title:	President & CEO